UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 5, 2015

NEW SOURCE ENERGY PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-35809	38-3888132
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

914 North Broadway, Suite 230

Oklahoma City, Oklahoma 73102

(405) 272-3028

(Address of Principal Executive Offices, Including Zip Code)

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 5, 2015, New Source Energy Partners L.P. (the “Partnership”), together with its general partner, entered into an Underwriting Agreement (the “Underwriting Agreement”) with Stifel, Nicolaus & Company, Incorporated, as representative of the several underwriters (the “Underwriters”), relating to the public offering of 1,760,000 11.00% Series A Cumulative Convertible Preferred Units (the “Firm Units”) representing preferred equity interests in the Partnership (the “Preferred Units”) at a price to the public of $25.00 per Preferred Unit ($23.50 per Preferred Unit, net of underwriting discount). Pursuant to the Underwriting Agreement, the Partnership also granted the Underwriters a 30-day option to purchase up to an additional 264,000 Preferred Units to cover over-allotments (together with the Firm Units, the “Units”) on the same terms as the Firm Units. The Units have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Registration Statement on Form S-3 (Registration No. 333-195129) of the Partnership, as supplemented by the Prospectus Supplement dated May 5, 2015 relating to the Units, filed with the Securities and Exchange Commission (“Commission”) pursuant to Rule 424(b) of the Securities Act on May 7, 2015. The Partnership will pay cumulative distributions in cash on the Preferred Units on a quarterly basis at a rate of $2.75 per unit, or 11.00% of the liquidation preference, per year. The offering is expected to close on May 8, 2015, subject to customary closing conditions. The net proceeds to the Partnership from the offering will be approximately $40.4 million, after deducting the underwriting discounts and estimated offering expenses. The Partnership intends to use all of the net proceeds from the offering to repay a portion of the indebtedness outstanding under its revolving credit facility.

The Underwriting Agreement contains customary representations, warranties and agreements by the Partnership, customary conditions to closing, indemnification obligations of the Partnership and the Underwriters, including for liabilities under the Securities Act of 1933, other obligations of the parties and termination provisions. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and incorporated by reference herein.

In connection with the offering, Vinson & Elkins L.L.P. issued an opinion as to the legality of the Preferred Units to be sold in the offering, which opinion is filed as Exhibit 5.1 to this Current Report, and an opinion as to certain tax matters with respect to the offering, which opinion is filed as Exhibit 8.1 to this Current Report.

Relationships

The Underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the Underwriters and their affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for the Partnership and its affiliates, for which they will receive customary fees and expenses. Robert W. Baird & Co. Inc. acted as financial advisor to the Partnership and its general partner in the acquisition by 2100 Energy LLC of an 18.4% limited liability company interest in the Partnership’s general partner.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

1.1	Underwriting Agreement by and among New Source Energy Partners L.P., New Source Energy GP, LLC, Stifel, Nicolaus & Company, Incorporated and the other underwriters named therein dated May 5, 2015.

5.1	Opinion of Vinson & Elkins L.L.P.

8.1	Opinion of Vinson & Elkins L.L.P., relating to tax matters.

23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1 hereto).

23.2	Consent of Vinson & Elkins L.L.P. (included in Exhibit 8.1 hereto).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New Source Energy Partners L.P.

	By:	New Source Energy GP, LLC,
its general partner

Date: May 8, 2015	By:	/s/ Kristian B. Kos
Name: Kristian B. Kos
Title: Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

1.1	Underwriting Agreement by and among New Source Energy Partners L.P., New Source Energy GP, LLC, Stifel, Nicolaus & Company, Incorporated and the other underwriters named therein dated May 5, 2015.

5.1	Opinion of Vinson & Elkins L.L.P.

8.1	Opinion of Vinson & Elkins L.L.P., relating to tax matters.

23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1 hereto).

23.2	Consent of Vinson & Elkins L.L.P. (included in Exhibit 8.1 hereto).